Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,125,820)
Unrealized Gain (Loss) on Market Value of Futures	(211,530)
Dividend Income	12,680
Interest Income	46,108
ETF Transaction Fees	1,400
Total Income (Loss)	$(2,277,162)

Expenses
General Partner Management Fees	$64,489
Professional Fees	3,836
Brokerage Commissions	13,447
Non-interested Directors' Fees and Expenses	587
Prepaid Insurance Expense	470
Total Expenses	82,829
Expense Waiver	(5,341)
Net Expenses	$77,488
Net Income (Loss)	$(2,354,650)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/17	$95,648,529
Additions (1,400,000 Shares)	18,618,501
Withdrawals (1,050,000 Shares)	(14,242,971)
Net Income (Loss)	(2,354,650)

Net Asset Value End of Month	$97,669,409
Net Asset Value Per Share (7,200,000 Shares)	$13.57

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612